                      PROXY STATEMENT PURSUANT TO SECTION 14(a)
                        OF THE SECURITIES EXCHANGE ACT OF 1934
                                 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 SOLV-EX CORPORATION
                   ------------------------------------------------
                   (Name of Registrant as Specified in its Charter)


                   ------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1)   Title of each class of securities to which transaction applies:

    2)   Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4)   Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:
    2)   Form, Schedule or Registration Statement No.:
    3)   Filing Party:
    4)   Date Filed:

JOHN S. RENDALL
CHAIRMAN OF THE BOARD
  AND CHIEF EXECUTIVE OFFICER

                                                              November 15, 1996
TO OUR SHAREHOLDERS:

  On behalf of the Board of Directors and management of Solv-Ex Corporation, I cordially invite you to attend the Annual Meeting of Shareholders to be held on Friday, December 13, 1996, at 2:00 p.m. at the Hyatt Regency Hotel, 330 Tijeras Avenue N.W., Albuquerque, New Mexico.

  The accompanying Notice of Annual Meeting and Proxy Statement includes all pertinent information with respect to the election of directors and the adoption of an amendment to the Company's Incentive Stock Option Plan. It is important that you be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking, dating and signing the enclosed proxy card.

  Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the Meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time or at any other time prior to the Meeting.

  We have also enclosed a copy of the Company's Annual Report on Form 10-K for the Fiscal Year ended June 30, 1996 as filed with the Securities and Exchange Commission, and we welcome any questions you may have. At or before the Meeting, we will up date you as to any recent developments, which we know will be of interest to all shareholders. We would also invite you to visit our home on the World Wide Web, at http://www.solvex.com.

  I hope to see you at the meeting,

Sincerely,
John S. Rendall, Chairman

                                 SOLV-EX CORPORATION
                            500 Marquette N.W., Suite 300
                            Albuquerque, New Mexico 87102

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD DECEMBER 13, 1996


    NOTICE IS HEREBY GIVEN to the shareholders of Solv-Ex Corporation, a New Mexico corporation (the "Company"), that the Annual Meeting of Shareholders will be held at the Hyatt Regency Hotel, 330 Tijeras Avenue N.W., Albuquerque, New Mexico, at 2:00 p.m., MST, on December 13, 1996, for the following purposes:

    1. To elect a board of eight directors to serve until the 1997 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

    2. To consider and act upon a proposal to amend the Company's Incentive Stock Option Plan, as described in the accompanying Proxy Statement and set forth in Exhibit A thereto.

    3. To transact such other and further business as may properly come before the meeting or any adjournment or adjournments thereof.

  Only shareholders of record at the close of business on November 8, 1996 are entitled to notice of and to vote at the meeting or any adjournment thereof.


                                              BY ORDER OF THE BOARD OF DIRECTORS
                                                             ANNETTE L. COTTRELL
                                                                       SECRETARY

Albuquerque, New Mexico
November 8, 1995

    ----------------------------------------------------------------------
                                  RETURN OF PROXIES
    A proxy and business reply envelope are enclosed for your use if you do not plan to attend the Annual Meeting in person. We urge each shareholder who is unable to attend the meeting to vote by promptly signing and returning his or her proxy, regardless of the number of shares held.
    ----------------------------------------------------------------------

                                 SOLV-EX CORPORATION


                                   PROXY STATEMENT


         For the Annual Meeting of Shareholders To Be Held December 13, 1996

    The accompanying proxy is being solicited by the Board of Directors of Solv-Ex Corporation, a New Mexico corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held on December 13, 1996, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Company's principal executive offices are located at 500 Marquette N.W., Suite 300, Albuquerque, New Mexico 87102, and its telephone number is (505) 243-7701 (FAX 505-243-7705).

    The Company intends to mail this Proxy Statement and proxy card, together with the Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended June 30, 1996, on or about November 15, 1996 to holders of record of shares of Common Stock ($.01 par value) of the Company (the "Common Stock"). Only holders of record at the close of business on November 8, 1996 will be entitled to vote at the Meeting. The outstanding voting stock of the Company on November 8, 1996 consisted of 22,886,202 shares of Common Stock, each of which is entitled to one vote.

    The cost of this solicitation of proxies will be borne by the Company. The Company will also reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners in accordance with the rules and regulations of the Securities and Exchange Commission. In addition to use of the mails, proxies may be solicited personally or by telephone, telegram, or otherwise by certain of the Company's directors, officers, and regular employees, without additional compensation.


                                  VOTING PROCEDURES

    With respect to election of directors, voting is non-cumulative and proxies cannot be voted for a greater number of persons than the nominees named. Broker non-votes (voting authority withheld) and abstentions will be counted for purposes of determining whether a quorum exists at the meeting. However, broker non-votes have no effect on the actual vote for election of directors, which requires a plurality of the votes present in person or represented by proxy and entitled to vote thereon.

    All shares represented by properly executed proxies received in time for the meeting will be voted as instructed. If no instructions are received, proxies will be voted FOR the election of directors. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.



                                PRINCIPAL SHAREHOLDERS

    The following table sets forth the only persons known by the Board of Directors to be the beneficial owner of more than 5% of the outstanding shares of the Company as of November 8, 1996:

                                       NUMBER OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER   BENEFICIALLY OWNED    PERCENT OF CLASS
------------------------------------   ------------------    ----------------

John S. Rendall                        3,701,860(1)          16.04%
500 Marquette N.W., Suite 300
Albuquerque, New Mexico 87102

Deutsche Bank AG                       2,963,214(2)          12.4%
Taunusanlage 12
60325 Frankfurt
The Federal Republic of Germany

-----------------------------------

(1) Includes 39,000 shares held of record by Mr. Rendall's wife and 300,000 shares held in trust for Mr. Rendall's children, together with currently exercisable options to purchase a total of 200,000 shares of Common Stock under the Company's Incentive Stock Option Plan. Of these, 3,000,000 shares are currently pledged to secure Mr. Rendall's margin account at Smith Barney & Co.

(2) As reported by Deutsche Bank AG in a schedule 13D filed on or about October 16, 1996. This includes 605,427 shares owned by Alulux Mining S.A. ("Alulux") and 551,687 shares owned by Sandvest Petroleum S.A. ("Sandvest"), both Luxembourg corporations which are wholly-owned by Deutsche Bank AG; 1,016,000 shares which are issuable to PheMex Establishment, a Liechtenstein legal entity ("PheMex"), pursuant to a convertible loan agreement with Solv-Ex; 750,000 shares owned by Silva Investment Limited, a corporation formed under the laws of Cayman Islands ("Silva"); and 40,100 shares that were purchased from time-to-time in the open market by Deutsche Morgan Grenfell, Inc. for customer accounts. Due to uncertainties surrounding the ownership and control of PheMex and Silva as described in the Schedule 13D, Deutsche Bank disclaimed beneficial ownership of the shares beneficially owned by them. This amount does not include 1,055,927 shares which the Schedule 13D states are owned by Russ Oil & Technology S.A. ("Russ Oil"), a Luxembourg company, as to which Deutsche Bank AG disclaims beneficial ownership. According to Solv-Ex's transfer records, Alulux owns 432,787 shares, Sandvest owns 649,180 shares, and Russ Oil owns 489,474 shares. The Company's transfer agent has no record of any ownership by Silva.

                                 Proposal Number ONE
                                ELECTION OF DIRECTORS

    The bylaws of the Company provide that the Board of Directors may consist of not more than ten nor less than six members as may be established from time to time by the Board of Directors. Under these bylaws, the Board of Directors may at any time increase the number of Directors, to a maximum of ten members, and appoint persons to fill these positions to serve until the next annual meeting of shareholders after such appointment. The Board of Directors has determined that eight persons will be nominated for election as directors at the Meeting, all of whom are currently directors of the Company as described below.

    The proxies cannot be voted for a greater number of persons than the nominees named. The persons named in the accompanying proxy intend to vote (unless authority to vote for directors is withheld in such proxy) all duly executed proxies unrevoked at the time of the exercise thereof for the election to the Board of Directors of all the nominees named below. If any nominee is unable to serve (which management has no reason to expect), such persons intend to vote for as many of such nominees as it is possible to elect and, if they deem it advisable, for a substitute nominee.

    -NOMINEES FOR ELECTION AS DIRECTORS

    The table below sets forth the name, age and all positions held with the Company (including length of service) by each nominee for election as a director and each executive officer of the Company, and is followed by a description of the business experience of each such person. If elected, the term of office of each director shall be until the next meeting of shareholders at which directors are elected, which is expected to be approximately one year after the 1995 meeting. Executive officers serve at the pleasure of the Board of Directors.


         NAME                     Age             Offices Held                  Length of
                                                                                 Service
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
      John S. Rendall             62        Chairman, Chief Executive          Since 1980
                                              Officer, and Director                (1)
--------------------------------------------------------------------------------------------
      W. Jack Butler              77         President and Director            Since 1991
                                                                                   (2)
--------------------------------------------------------------------------------------------
   Herbert M. Campbell II         52          Senior Vice President,           Since 1992
                                              General Counsel, and                 (3)
                                                     Director
--------------------------------------------------------------------------------------------
        J.E. Czaja                65         Vice President - Canada           Since 1993
                                                  and Director
--------------------------------------------------------------------------------------------
    Julius D. Heldman             77               Director                    Since 1980
                                                                                   (4)
--------------------------------------------------------------------------------------------
    M. Norman Anderson            65               Director                    Since 1986
                                                                                   (5)
--------------------------------------------------------------------------------------------
    Thompson MacDonald            49               Director                    Since 1993
                                                                                   (6)
--------------------------------------------------------------------------------------------
     M.E. (Pat) Davey             70               Director                    Since 1995
                                                                                   (7)
--------------------------------------------------------------------------------------------
    Annette L. Cottrell           36              Secretary                    Since 1995
--------------------------------------------------------------------------------------------
       Stephen Lane               50            Vice President                 Since 1995
--------------------------------------------------------------------------------------------
        Aldo Corti                50            Vice President                 Since 1995
--------------------------------------------------------------------------------------------

(1) Mr. Rendall was President of the Company from July 2, 1980 to October 1, 1983, and from January 1, 1989 until July 1, 1992. Since November 1989, he has also served as President and a director of Can-Amera Oil Sands, Inc., a subsidiary of the Company.

(2) Mr. Butler became Executive Vice President of the Company on February 22, 1991 and became President on July 1, 1992.

(3) Mr. Campbell became Vice President, Secretary and General Counsel of the Company on June 1, 1992. He was appointed as a Director on October 15, 1992, became Senior Vice President in September, 1994. Mr. Campbell also serves as Corporate Secretary for Can-Amera Oil Sands, Inc., a subsidiary of the Company.

(4) Dr. Heldman served as Senior Vice President of the Company from September 15, 1988 until October 9, 1992 and is Chairman of the Company's Audit and Compensation Committee.

(5) Mr. Anderson is a member of the Company's Audit and Compensation Committee.

(6) Mr. MacDonald has also served since March, 1994 as a director of Can-Amera Oil Sands, Inc., a subsidiary of the Company, and also serves as a paid consultant to the Company.

(7) Mr. Davey serves as a paid consultant to the Company.

    No arrangement exists between any of the above officers and directors pursuant to which any of those persons was elected to such office or position. There are no family relationships among persons who are directors or executive officers of the Company.

    The following sets forth the business experience of the directors and executive officers of the Company named above. No director of the Company is a director of any other company which is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, except as described below.

    JOHN S. RENDALL was associated with RTL Contractor Holdings, S.A. from 1977 through 1979 as plant manager of RTR Oil Sands (Alberta) Ltd. (a subsidiary of Rio-Tinto, Inc.), an oil sands extraction pilot plant at Fort McMurray in Canada. From June 1979 through December 1979, he was also a part-time sales representative for RTL and RTR in the United States, responsible for the licensing of certain patents which he had sold to these companies.

    W. JACK BUTLER was associated with Mobil Oil Corporation and its affiliated companies in Europe, Africa and the Middle East since 1951 until his retirement in 1985. Mr. Butler retired as the Middle East Regional Director - London for Mobil Oil Corporation and as Chairman and Director of several of Mobil Oil Corporation's Middle East and African companies, including Mobil Saudi Arabia, Inc..

    HERBERT M. CAMPBELL II was previously employed from 1967 through 1984 by Ranchers Exploration and Development Corporation, a diversified mining company which merged into Hecla Mining Company in 1984. He was Senior Vice President and Chief Counsel at the time of the merger, and, from 1985 until 1989, served as President and a Director of Olympic Mining Corporation, which controls a silica sand mining and processing operation in Southern California. From 1989 until he was employed by the Company, Mr. Campbell was associated with Mains & McConnell, Inc., a commercial insurance brokerage firm. He is a member of the New Mexico State Bar.

    J.E. CZAJA served as Executive Vice President and a Director of Shell Canada Limited from 1983 until his retirement in 1991. At the time of his retirement, he was responsible for its oil (including oil sands), gas and coal exploration and production activities.

    JULIUS D. HELDMAN served as Vice President of Shell Development Company and as Vice President of Shell Oil Company from April 1969 to his retirement in October 1980, and was extensively involved in its patenting and licensing activities and research and development programs. Since his retirement, Dr. Heldman has been president of Heldman Associates, petroleum consultants.

    M. NORMAN ANDERSON is president of his own consulting firm, Anderson & Associates in Vancouver, a natural resources management consulting firm with major international clients. From January, 1987 until December, 1992, he was a principal and managing director of Anderson Genssler & Schwab, Inc., management consultants. From February, 1991 until August, 1992 he was also Chairman of International Corona Corporation, a mining and exploration company. From 1980 until 1986, Mr. Anderson was Chairman and Chief Executive Officer of Cominco Ltd., a mining, refining and manufacturing company. Mr. Anderson is also a director of Homestake Mining Company, the Toronto Dominion Bank, Finning Ltd., Western Star Trucking and Prime Resources.

    THOMPSON MACDONALD is the president of his own communications consulting firm in Calgary, Alberta (Canada), which provides strategies for media and government relations to a wide variety of public and private sector clients, including the Company. Prior to forming his consulting firm in January, 1988, Mr. MacDonald was Vice President, News and Public Affairs, for CFCN Television Calgary for more than 10 years. Mr. MacDonald is also a director of the Canadian Broadcasting Corporation and Multi-corp Inc., which is engaged in telecommunications and language translation technologies.

    M.E. ("PAT") DAVEY holds B.S. degree in Mechanical Engineering from the Washington State University and is currently acting as a consultant to manage the Solv-Ex program for production of aluminum from alumina in a new electrolytic cell. Mr. Davey has more than 40 years of experience in the aluminum smelting industry in both management and consulting positions. He worked on a wide variety of plant development and management assignments for Kaiser Aluminum & Chemical Corporation in the U.S. and several foreign countries. Mr. Davey retired from Kaiser as International Engineering and Maintenance Manager in 1982 and has been active as a consultant to the aluminum smelting industry since his retirement.

    ANNETTE L. COTTRELL has been Secretary of the Company since 1995. She has been employed by the Company as its Controller since July 1995. Prior to then, she was Chief Financial Officer and Corporate Secretary with Vivigen, Inc., a publicly-traded medical laboratory, from 1987 to 1993, and was controller for a law firm during 1994. Ms. Cottrell received a Bachelor of Science degree from Colorado State University in 1982 and is a Certified Public Accountant in New Mexico and Colorado.

    STEPHEN LANE has been Vice President of the Company since 1995 and manages construction activities for the Bitumount oil sands project. He and has been employed by the Company since 1994. He holds a Bachelor of Science degree from Carleton University (Ottawa), a Master of Chemical Engineering degree from McMaster University (Hamilton) and an MBA degree in finance from the University of Alberta. From 1981, he was involved with his own natural resource companies (including oil sands-related work) and has previous experience with Dome Petroleum Ltd. and Syncrude Canada Limited.

    ALDO CORTI has been Vice President of the Company since 1995 and manages the offices of the Company in Calgary, Alberta. He has been employed by the Company since 1993. Until 1993 Dr. Corti was vice president of RTR Oil Sands (Alberta) Ltd. and RTR Oil Sands (Canada) Ltd. He has also participated in several minable and IN SITU oil sands projects with Gulf Canada, Petro Canada, and Suncor, and has been involved in the oil sands industry since 1977. Dr. Corti holds a PhD. in Chemical Engineering from Polytechnic University, Milano.


    -CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

    In 1991, the Company retained the consulting services of Mr. Thompson MacDonald to assist the Company in establishing and maintaining communications with various governmental departments and ministries of the Province of Alberta (Canada), and to advise the Company concerning Canadian public relations and its relationships with various Canadian business entities. Mr. MacDonald was elected as a director of the Company in December 1995 and is a nominee for election as a director at the Annual Meeting of Shareholders to be held on December 13, 1996. During the fiscal year ended June 30, 1996, a total of $36,900 in fees was paid to Mr. MacDonald for such services. Management believes that the cost of services rendered by Mr. MacDonald during the year was reasonable compared with the cost of obtaining similar services from an unaffiliated third party, and expects to retain the services of Mr. MacDonald in the future. In this regard, most of the Company's business dealings are within the Province of Alberta, where its efforts are currently being directed towards establishing commercial projects.

    During the fiscal year ended June 30, 1996, the Company retained Mr. M.E. Davey to assist the Company in its efforts to develop a new type of electrolytic cell for production of aluminum metal. Initial work under this program was very encouraging and, in March 1995, Mr. Davey became a director of the Company and agreed, as a consultant, to direct the continuing program to produce aluminum metal using the new electrolytic cell. Mr. Davey is a nominee for election as a director at the Annual Meeting of Shareholders to be held on December 13, 1996. During the fiscal year ended June 30, 1996, fees aggregating $95,650 was paid to Mr. Davey for such services through the issuance to him of 19,453 shares. Management believes that the cost of services rendered by Mr. Davey during the year was reasonable compared with the cost of obtaining similar services from an unaffiliated third party, and expects to retain the services of Mr. Davey in the future.

    During the period between December 8 and December 31, 1995, John S. Rendall the Company's Chairman and Chief Executive Officer, advanced the Company $1,000,000 in the form of a loan in order to provide working capital. Mr. Rendall obtained the funds through a margin loan at an unaffiliated broker-dealer against 3,000,000 shares of his personal holdings of common stock in the Company. At the same time, Mr. Rendall borrowed an additional $1.5 million for use by the Company in connection with the Company's planned debt financing for the balance of its capital requirements (which transaction was not completed). The loan from Mr. Rendall to the Company was interest bearing at 10% per annum and was to be repaid as of March 31, 1996.

    On March 25, 1996, the price of Solv-Ex Common Stock dropped from $22 to $7.375 following media reports concerning alleged government investigations into manipulation of trading in such stock. Although the value of Mr. Rendall's personal stock held by the broker-dealer was sufficient to negate the likelihood that a margin call would have been made against Mr. Rendall, Solv-Ex stock had been removed from the list of stock eligible for margining on March 25, 1996 by at least one other broker-dealer. Because of the precipitous decline in the price of the Company's stock and the risk that the broker-dealer holding Mr. Rendall's stock could have made a margin call or sell the underlying shares (which would likely have exacerbated the market situation for the Company's common stock at that time), the General Counsel for the Company caused the Company to repay the entire margin balance on Mr. Rendall's behalf. By reason of this action, and after netting the amounts owed by the Company to Mr. Rendall, Mr. Rendall owed the Company $1,534,950 at March 31, 1996. Based on his agreement with the Company, this amount is payable on demand and accrues interest at 5.87% per annum. The loan was ratified by the disinterested directors of the Company.

    At June 30, 1996, the amount due to the Company from Mr. Rendall was $1,557,414, including the principal and accrued interest of $22,464. Mr. Rendall has provided the Company with sufficient documentation to assure the disinterested directors of the Company that he has sufficient cash readily available to repay the loan at any time. The Company has not demanded payment because: (i) the rate of interest being earned by the Company is in excess of that which could be obtained by the Company through short-term investments; and
(ii) the Company believes that repayment of the loan will be made promptly upon demand as determined by its cash requirements in connection with construction of the plant for co-production of oil and minerals from the Bitumount Lease.

    In addition, a Vice President in charge of the Company's Calgary operations, is the owner of Alcoss Enterprises, Ltd., an engineering firm which provides services to the Company in connection with the plant being constructed on the Bitumount Lease. Alcoss retained contractors and subcontractors on behalf of the Company and has passed these costs through to the Company with a small allowance to cover general and administrative expenses. Payments made to Alcoss for the years ended 1996, 1995 and 1994 were $2,249,522, $295,585 and $54,127 respectively.

     ~INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors held five formal meetings during the fiscal year ended June 30, 1996, although regular communications were maintained throughout the year among all of the officers and directors of the Company. Each director attended each of the formal meetings.

     The Company has only one committee, a dual purpose Audit and Compensation Committee composed of Dr. Julius D. Heldman (Chairman) and Mr. M. Norman Anderson, which held two meeting during the year. The nature and scope of the Committee's responsibilities are set forth below under the caption "Board Compensation Committee Report on Executive Compensation." The Company does not have a standing nominating committee or other committee performing similar functions.

     ~SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon the Company's review of copies of forms it receives from officers and directors and upon representations it receives from certain of such persons, the Company believes that during the fiscal year ended June 30, 1996, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 were made by such persons on a timely basis except Mr. Rendall filed a Form 4 for the month of September 1995 late because of a delay in receiving information from his broker. This report has been filed. The only person other than an officer or director known to Solv-Ex to be subject to the Section 16(a) beneficial ownership reporting requirements is Deutsche Bank AG, an entity which filed a Schedule 13D reporting beneficial ownership of more than 10% of the outstanding securities of the Company on October 17, 1996. Based on information reported in the Schedule 13D, it appears that Deutsche Bank AG was delinquent in filing a Form 3 Initial Statement of Beneficial Ownership, which report was filed on or about October 17, 1996.


     ~DIRECTORS' COMPENSATION

     At present, the Company does not provide any cash compensation to directors who are not employees, but does reimburse such directors for necessary travel expenses incurred in attending meetings or otherwise acting on the Company's behalf. Such directors have in the past been given the opportunity to purchase restricted shares of Common Stock at prices below market value, primarily for the purpose of raising funds for the Company, and have also been granted options to purchase shares of Common Stock pursuant to the Company's Stock Option Plan for Directors ratified by the shareholders of the Company on October 7, 1993. Under the Plan, a director is granted an option to purchase 25,000 shares of the Company's Common Stock on the date such person is first elected or appointed as a director at a purchase price equal to the fair market value of such stock on the date of grant. On each annual meeting date thereafter at which such person is elected as a director, he shall be granted an additional option to purchase 10,000 shares of Common Stock at a price equal to the fair market value on the date of grant. Each option granted under the Plan becomes fully exercisable after six months of continuous service as a director following the date of grant.

     As of June 30, 1996, options to purchase a total of 155,000 shares at option prices ranging between $1.50 and $13.81 were outstanding under the Stock Option Plan for Directors.

     ~INDEMNIFICATION

     Under the By-laws of the Company, a director may be indemnified against expenses, fines, settlements or judgements arising in connection with a legal proceeding to which such person is a party as a result of such relationship, if that person's actions were in good faith, were believed to be in the Company's best interest, and were believed not to be unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the Board of Directors, by legal counsel, or by a vote of the shareholders that the applicable standard of conduct was met by the person to be indemnified. The Company does not have any insurance coverage for directors' liability, including coverage for legal defense costs.

     ~INTERLOCKING ARRANGEMENTS

     The Compensation Committee of the Board of Directors is composed of Dr. Julius D. Heldman (Chairman) and Mr. M. Norman Anderson. Neither Dr. Heldman nor Mr. Anderson were, during the fiscal year ended June 30, 1996, previously or subsequently, an officer or employee of the Company or any of its subsidiaries, or has had any relationship with the Company (other than as a director) which requires disclosure herein. From September 1988 until October 1992 Dr. Heldman was Senior Vice President of the Company.

     No executive officer of the Company served as a director of, or member of the compensation committee (or other board committee performing an equivalent function) in, any other entity of which Dr. Heldman or Mr. Anderson, or any other director of the Company, was an executive officer.

     ~EXECUTIVE COMPENSATION

     The table which follows sets forth information concerning the compensation to the Chief Executive Officer and the Senior Vice President of the Company for the 1994, 1995 and 1996 fiscal years. During the periods, the Company had no other executive officer whose annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                   Annual    Compensation    (continued)    Long Term   Compensation   (continued)
------------------------------------------------------------------------------------------------------------------------------------
                                                                              Awards         Awards        Payouts
------------------------------------------------------------------------------------------------------------------------------------
       Name            Year       Salary ($)     Bonus ($)   Other Annual   Restricted    Options/SARs   LTIP Payouts    All Other
                                                             Compensation  Stock Awards      (#) (1)       ($) (1)      Compensation
                                                                  ($)          ($)
------------------------------------------------------------------------------------------------------------------------------------

John S. Rendall,       1996        120,000          -0-          6,000         -0-             -0-           -0-             -0-

  Chairman and CEO     1995        120,000          -0-          6,000         -0-           100,000         -0-             -0-

                       1994         89,372          -0-           -0-          -0-             -0-           -0-         33,000 (2)

     Herbert M.        1996         90,000        200,000         -0-          -0-             -0-           -0-             -0-
   Campbell, II

    Sr. VP and         1995         90,000          -0-           -0-          -0-           60,000          -0-             -0-

  General Counsel      1994         72,000          -0-           -0-          -0-           75,000          -0-             -0-

(1) The Company does not have in effect either a plan of Stock Appreciation Rights ("SAR's") or a Long-Term Incentive Plan.

(2) Effective January 1, 1989, Mr. Rendall agreed to a salary deferment of approximately 50% (including automobile allowance) until such time as the operations and financial condition of the Company permit resumption of full salary payments. As of June 30, 1996, the aggregate of such deferred compensation was $99,000 (for years 1993 and 1994), which Mr. Rendall exchanged for 33,243 shares of Common Stock valued at the fair market value of such shares at the time the services were performed (average value was $2.98 per share). There were no salary deferrals during the fiscal years ended June 30, 1995 or 1996.

     No stock options were granted to either of the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1996 under the Incentive Stock Option Plan approved by the shareholders of the Company on October 7, 1993, and no options held by any director or executive officer were repriced during the fiscal year ended June 30, 1996. In addition, the Company does not have a long-term incentive awards plan or a defined benefit or actuarial plan.

     The following table sets forth information concerning exercises of stock options during the fiscal year ended June 30, 1996 by the executive officers named in the Summary Compensation Table, and the value of their unexercised stock options as of June 30, 1996, based upon a price of $19.50 per share, which was the price of the closing trade for the Company's Common Stock as reported by the Nasdaq Small Cap Market on such date.

       Name            Shares       Value       Number of Options      Value of Unexercised
                     Acquired on   Realized   Unexercised at June 30,  In-the-Money Options
                     Exercise (#)    ($)              1996               at June 30, 1996
                                                   Exercisable/            Exercisable/
                                                  Unexercisable           Unexercisable
----------------------------------------------------------------------------------------------
  John S. Rendall        -0-         -0-           200,000/-0-            $3,900,000/-0-
----------------------------------------------------------------------------------------------
  Herbert M.                                       135,000/-0-            $2,366,400/-0-
  Campbell II

     Employees of the Company, including officers, are also eligible to receive options to purchase Common Stock of the Company pursuant to the Incentive Stock Option Plan approved by the shareholders of the Company on October 7, 1993. During the fiscal year ended June 30, 1996, options were granted to employees (including officers) to purchase a total of 120,000 shares of Common Stock at option prices ranging between $7.09 and $21.50 per share. No options were granted to the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1996.

     Options to purchase Common Stock under the Incentive Stock Option Plan are granted at an option price equal to the fair market value of such stock on the date of grant except in the case of the holder of 10% of more of the Company's outstanding Common Stock, in which the option price must be at least 110% of the fair market value on the date of grant. Option grants for executive officers of the Company are determined by the Compensation Committee of the Board of Directors and option grants for employees who are not executive officers are determined by the Chairman and Chief Executive Officer of the Company in accordance with the terms of the Plan.

     ~BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Compensation Committee consists of Dr. Julius D. Heldman, who serves as its Chairman, and Mr. M. Norman Anderson, neither of whom are presently officers of the Company. With respect to executive compensation, the function of the Committee and the Board of Directors has been somewhat limited in recent years because the Company did not have the funds to employ executive officers at levels of compensation comparable to operating companies in the natural resources industry. In this regard, Mr. Butler, President of the Company, currently receives no cash compensation for his services, nor did Dr. Heldman during his four year tenure as Senior Vice President.

     The Company is actively engaged in efforts to become an operating company during the current fiscal year. This also includes efforts to obtain project financing and adequate funding for the Company's general and administrative expenses, which has increased significantly since the Company has begun construction of its first commercial project. As a result, the responsibilities of the Compensation Committee can be expected to be expanded to (i) align the Company's compensation policies with its long-term business strategy; (ii) reward executives for performance and enhancement of shareholder value; and
(iii) attract and retain executives whose abilities and dedication are considered essential to optimum operating efficiency and the long-term growth and success of the Company. The Committee also has exclusive authority to administer the Company's Incentive Stock Option Plan as applied to executive officers.

     The Committee does not believe that the compensation (including deferred compensation as hereinafter described) to Mr. Rendall, as Chief Executive Officer, adequately reflects the contribution of Mr. Rendall in developing the Company's technology and maintaining the Company's existence during recent years. In this regard, however, the Committee believes that the primary measure of success for the Company will be its ability to establish profitable, commercial operations through implementation of its technology, and will determine Mr. Rendall's future compensation based upon the Company's performance in achieving this objective, as well as consultation with one or more independent consultants having expertise in the field of executive compensation.

     COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
     -Julius D. Heldman, Chairman
     -M. Norman Anderson

     ~PERFORMANCE GRAPH

     The following graph compares the total annual return on the Company's Common Stock with the annual return of the CRSP Total Return Index for the NASDAQ Stock Market (U.S. and Foreign Companies) for the period July 1, 1991 to June 30, 1996, and with the CRSP Index for NASDAQ stock with SIC codes 1000-1099 (metal mining companies). Although the Company has not previously engaged in mining operations and has been classified as a development stage company for accounting purposes, its research and development activities during the period have primarily related to metals extraction from crude ores or residues created by mining and processing oil sands crude ores. Accordingly, the stock price performance shown on the graph is not necessarily indicative of future price performance.


CRSP Total Returns Index for:           06/28/91      06/30/92    06/30/93     06/30/94     06/30/95     06/30/96
-----------------------------           --------      --------    --------     --------     --------     --------
Solv-Ex Corporation                       100.0         84.4        373.3        151.1        577.8       1386.7
Nasdaq Stock Market (US & Foreign)        100.0        119.9        151.3        152.1        201.7        257.3
NASDAQ Stocks (SIC 1000-1099 US +         100.0         82.1        122.0        140.3        140.6        170.3
  Foreign) Metal Mining


SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information, as of November 8, 1996 regarding the number of shares of the Common Stock of the Company beneficially owned by each of the directors and by all directors and executive officers as a group. Except as otherwise noted, the directors and the executive officers each have sole voting and investment power with respect to the shares listed. The ownership and percentage information is computed for each named individual (and the group) by including all shares which are subject to stock options held by the individual (and members of the group for purposes of that computation) which are exercisable within 60 days.

    NAME OF INDIVIDUAL OR      Amount of Beneficial           Percent of Class
      IDENTITY OF GROUP             Ownership
--------------------------------------------------------------------------------
     M. Norman Anderson               176,934  (1)                    *
--------------------------------------------------------------------------------
       W. Jack Butler                 872,500  (2)                  3.8%
--------------------------------------------------------------------------------
   Herbert M. Campbell II             173,000  (3)                    *
--------------------------------------------------------------------------------
         J.E. Czaja                   110,000  (4)                    *
--------------------------------------------------------------------------------
      M.E. (Pat) Davey                 54,453  (5)                    *
--------------------------------------------------------------------------------
     Julius D. Heldman                290,000  (6)                  1.3%
--------------------------------------------------------------------------------
    Thompson MacDonald                 59,730  (7)                    *
--------------------------------------------------------------------------------
     John S. Rendall                3,701,860  (8)                  16.2%
--------------------------------------------------------------------------------
All directors and executive         4,804,477  (9)                  21.0%
 officers as a group (11
        persons)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

*   Less than one percent.

(1) Total includes fully exercisable options to purchase 55,000 shares.
(2) Total includes a fully exercisable option to purchase 90,000 shares.
(3) Total includes  fully exercisable options to purchase 115,000 shares.
(4) Total includes a fully exercisable option to purchase 85,000 shares.
(5) Total includes fully exercisable option to purchase 35,000 shares.
(6) Total includes a fully exercisable option to purchase 10,000 shares.
(7) Total includes 39,000 shares held of record by Mr. Rendall's wife, 300,000 shares held in trust for Mr. Rendall's children and fully exercisable options to purchase 200,000 shares. Of these, 3,000,000 shares are currently pledged to secure Mr. Rendall's margin account at Smith Barney & Co.
(8) Total includes fully exercisable options to purchase 45,000 shares.
(9) Total includes fully exercisable options to purchase 717,500 shares, including those options described in notes 1-8, above.



                               PROPOSAL NUMBER TWO
                    AMENDMENT TO INCENTIVE STOCK OPTION PLAN

    On October 7, 1993, the shareholders of the Company approved an Incentive Stock Option Plan (the "Employees Plan") adopted pursuant to Section 422 of the Internal Revenue Code which provided for the issuance of options to acquire a maximum of 1,000,000 shares of Common Stock. On June 11, 1996, the Board of Directors adopted an amendment to the Plan to increase the number of options issuable to 1,500,000, subject to shareholder approval. Since the Employee's Plan was adopted (including the proposed amendment), options to acquire 1,160,000 shares have been issued by the Company to employees including 590,000 shares to persons who were executive officers at the time of the grant. The Company believes that the Employees' Plan is a valuable incentive to encourage key employees of the Company and its subsidiaries to acquire or increase their ownership of shares of Common Stock on reasonable terms. The Board of Directors also believes that the Employees' Plan fosters a strong incentive to put forth maximum effort for the success and growth of the Company for the benefit of the shareholders. The Board of Directors further believes that the Employees' Plan aids in retaining individuals who put forth such efforts and will assist in attracting the best individuals in the future.

    ADMINISTRATION. The Employees' Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), which consists of directors who are not eligible to participate in the Employees' Plan. The Committee has exclusive authority to determine grants of options
under the Employees' Plan.   The Committee accepts recommendations from
management of the Company. If, in the future, there is no Compensation Committee, determinations under the Employees' Plan will be made by the entire Board of Directors.

    The Employees' Plan also provides that the Board may appoint a committee of one or more directors who may grant options to employees who are not executive officers. The members of this committee need not be "disinterested."

    ELIGIBILITY. Any person who is an employee, either full or part-time, of the Company is eligible to participate in the Employees' Plan. As of November 1, 1996, there were approximately 41 employees of the Company eligible to receive options under the Employees' Plan, including five employees who are executive officers of the Company (two of whom are also directors).

    SHARES SUBJECT TO THE EMPLOYEES' PLAN. A maximum of 1,500,000 shares of Common Stock may be subject to stock options awarded under the Employees' Plan. The number of shares is subject to adjustments for changes in capitalization or in connection with certain corporate transactions. Any shares subject to options which lapse without being exercised may again be used for a stock option under the Employees' Plan. Since grants of options under the Employees' Plan are subject to determination by the Compensation Committee, it is not determinable how many options may be granted to executive officers of the Company as compared to other employees. See, however, "BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION", above, for a description of factors which enter into the Committee's determination.

    EXERCISE SCHEDULE. A stock option granted under the Employees' Plan shall become exercisable at such times and for such amount of Common Stock as may be determined by the Committee granting such Option. The Committee shall retain authority, however, to accelerate exercisability of options granted.

    PURCHASE PRICE AND PAYMENT. The purchase price of the Shares subject to each stock option shall be not less than the Fair Market Value thereof on the date the stock option is granted, except that in the case of an option granted to an Eligible Employee who is a person owning more than 10% of the total combined voting power of the Company, Initial Grant Price shall be 110% of such Fair Market Value. The purchase price for shares of

Common Stock being purchased pursuant to exercise of an option may be paid in cash or property other than cash (including shares of Common Stock of the Company). However, the purchase price may not be paid by delivery of shares of Common Stock more frequently than once every six months, and the Committee may at any time require that payment be made in cash.

    TERM OF PLAN AND OPTIONS. The Employees' Plan will terminate on October 8, 2002 except as to the rights of option holders to exercise outstanding options granted prior to such date. If approved by the shareholders at the Meeting, the amendments to the Employees' Plan being proposed herein will also expire with the Employees' Plan on such date. The term of each option granted under the Employees' Plan shall be five years from the date of grant.

    TRANSFERABILITY. Stock options granted under the Employees' Plan are not transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and are exercisable during the lifetime of the optionee only by him or her.

    STOCKHOLDER STATUS. Recipients of stock options under the Employees' Plan do not have any rights as stockholders by virtue of the grant of a stock option except with respect to shares of Common Stock actually issued or delivered to such recipient upon exercise of their option.

    TERMINATION, SUSPENSION OR MODIFICATION OF THE EMPLOYEES' PLAN. The Board of Directors, without further approval of the shareholders, may at any time terminate or suspend the Employees' Plan. Any such termination or suspension of the Employees' Plan shall not affect stock options already granted, and such stock options shall remain in full force and effect as if the Employees' Plan had not been terminated or suspended. The Board of Directors, without further approval of the shareholders, may amend the Employees' Plan at any time in any respect as the Board of Directors deems advisable, subject to any required stockholder or regulatory approval and to any conditions established by the terms of such amendment, provided that in no event shall the Employees Plan be amended more than once every six (6) months other than to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act, or the rules promulgated by the Securities and Exchange Commission.

    FEDERAL INCOME TAX CONSEQUENCES. An option granted under the Employees' Plan will satisfy the formal prerequisites for an "incentive stock option," as defined in the Internal Revenue Code of 1986 (the "Code"). Accordingly, an employee will generally realize no taxable income when an option is granted, or when it is exercised and Common Stock is transferred to that employee. Moreover, an employee will generally realize only capital gain or loss upon a subsequent disposition of Common Stock acquired by exercise of an Employees' Plan option, as measured by the difference between the exercise price and the fair market value of such stock when disposition is made.

    For its part, the Company will generally not be entitled to take a business expense deduction in connection with either a grant or an exercise of an Employees' Plan option. Moreover, the Company will be considered to have received only the option price upon a transfer of Common Stock to an employee under the Employees' Plan, irrespective of the value of such stock at that time.

    The foregoing tax consequences pertain only if: (a) the holder of an Employees' Plan option is deemed (under the Code) to be an employee of the Company or its subsidiary when that option is exercised; and (b) Common Stock acquired by exercise of an option is held for at least one year after that exercise. To the extent that one or the other of these conditions is not satisfied, then the employee must recognize ordinary income as of the date of exercise, measured by the difference between the exercise price and the fair market value of the purchased Common Stock at that time. To the extent of the employee's recognition of ordinary income, the Company may then take a business deduction in that amount.

    The tax consequences of a compensatory transfer of property, are determined under complex rules that are subject to change. Moreover, a taxpayer's particular situation may render some variation of the general rules to be applicable in a given case.

    The adoption of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

    THE BOARD OF DIRECTORS AND THE MANAGEMENT RECOMMEND A VOTE "FOR" APPROVAL OF PROPOSAL NUMBER TWO.

                              INDEPENDENT AUDITORS

    The independent accounting firm of KPMG Peat Marwick LLP was selected by the Board of Directors with respect to audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended June 30, 1996, as well as for many prior fiscal years. A representative of KPMG Peat Marwick is expected to be present at the Meeting and will have an opportunity to make a statement if desired, and will be available to respond to appropriate questions.

                           PROPOSALS OF SHAREHOLDERS

    Proposals of shareholders intended to be presented at the 1997 Annual Meeting of Shareholders should be addressed to the Company at 500 Marquette N.W., Albuquerque, New Mexico 87102, Attention: Corporate Secretary, and must be received by the Company by July 5, 1997. Upon receipt of any such proposal, the Company will determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that such proposals be forwarded by Certified Mail-Return Receipt Requested.

                                  OTHER MATTERS

    The management of the Company knows of no other matters to be presented at the Meeting. Should any other matter requiring a vote of shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                                       By order of the Board of Directors

                                       Annette L. Cottrell
                                       Secretary

                              SOLV-EX CORPORATION

                              Amendment Number 1 to
                           INCENTIVE STOCK OPTION PLAN


1.   PURPOSE OF THE PLAN.

     1.1 The purpose of this Incentive Stock Option Plan is to promote the success of Solv-Ex Corporation, and its Subsidiaries by attracting and retaining employees by supplementing their cash compensation and providing a means for them to increase their holdings of Common Stock of the Company. The opportunity so provided and the receipt of Shares as compensation are intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company for the benefit of customers and shareholders, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future.

     1.2 This Plan was approved by Board of Directors on October 9, 1992 (the effective date of the Plan) and by the shareholders of the Company on October 7, 1993. This amendment adopts certain changes to the Plan and increases the number of shares underlying options issuable pursuant to the Plan to 1,500,000 shares, as approved by the Board of Directors of the Company on June 11, 1996, subject to shareholder approval.

2.   DEFINITIONS.

     As used herein, the following definitions shall apply:

     2.1  "ACT" means the Securities Exchange Act of 1934, as amended.

     2.2  "BOARD" means the Board of Directors of the Company.

     2.3 "BUSINESS DAY" means a day other than a Saturday or Sunday and other than a legal holiday or a day on which banking institutions are authorized to close under the laws of New Mexico.

     2.4  "CODE" means the Internal Revenue Code of 1986, as amended.

     2.5 "COMMITTEE" means the Compensation Committee of the Board of Directors whose members are "disinterested persons" as defined in Rule 16b-3 adopted pursuant to the Act or (in the absence of such a committee) the entire Board of Directors. The term "Committee" also includes a committee of at least one director (who need not be "disinterested") with respect to any grant of options to employees who are not executive officers of the Company.

     2.6 "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company.

     2.7 "COMPANY" shall refer to Solv-Ex Corporation, a New Mexico corporation.

     2.8 "CORPORATE TRANSACTION" means a transaction in which the Company is wholly or partially liquidated, or participates in a merger, consolidation, or reorganization.

     2.9 "ELIGIBLE EMPLOYEE" means any person who is a full-time employee of the Company or of a Subsidiary and any part-time employee of the Company or of a Subsidiary approved by the Operating Committee to be an Eligible Employee.

     2.10 "EXECUTIVE OFFICERS" means the Company's chairman of the board, president, principal financial officer, principal accounting officer or controller, as the case may be, any vice-president of the Company in charge of a principal business unit, division, or function, and any member of the Company's executive committee, as constituted from time to time.

     2.11 "FAIR MARKET VALUE" means with respect to the Company's Shares the mean between the high and low prices of Shares on the Nasdaq Small-Cap Market (or on such other national securities exchange on which the Shares may be traded hereafter) on the day on which an Option is granted or, if there is no sale on that date, on the next preceding day on which there was a sale.

     2.12 "INITIAL GRANT DATE" means October 9, 1992.

     2.13 "INITIAL GRANT PRICE" means the Fair Market Value of a Share on the Initial Grant Date.

     2.14 "OPTION" means a stock option granted pursuant to the Plan.

     2.15 "OPTION AGREEMENT" means the agreement between the Company and an Optionee for the grant of an Option.

     2.16 "OPTION STOCK" means stock subject to an Option granted pursuant to the Plan.

     2.17 "OPTIONEE" means a person who receives an Option.

     2.18 "PLAN" means the Company's Incentive Stock Option Plan.

     2.19 "SHARES" means shares of the Common Stock.

     2.20 "SUBSIDIARY" means any corporation in which the Company, at the time an Option is granted to an employee thereof, or in other cases, at the time of reference, owns directly or indirectly not less than 51 percent of the voting equity interest.

3.   STOCK SUBJECT TO THE PLAN.

     Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan, excluding those Shares constituting the unexercised portion of any canceled, terminated, or expired Options, is One Million Five Hundred Thousand (1,500,000) Shares. The Shares shall be authorized, but unissued, Common Stock or Shares held in the Treasury of the Company.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan has been terminated, become available for the grant of other Options under the Plan.

4.   ADMINISTRATION OF THE PLAN.

     4.1 GENERAL ADMINISTRATION. The Plan shall be administered by the Committee which shall have authority to adopt such rules and regulations and to make such determinations as are consistent with the Plan and are necessary or desirable for its implementation and administration.

     4.2 AUTHORITY. Subject to the provisions of the Plan, the Committee shall have exclusive authority to determine grants of Options with respect to Options granted to Eligible Employees.

     4.3 IMMUNITY. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee as respects the Plan. Service on the Committee is declared to constitute service as a Director of the Company, to the end that the members of the Committee shall, in respect of their acts and omissions as such, be entitled to the benefits of the Company's Articles of Incorporation, as amended, and to indemnification and reimbursement as Directors of the Company pursuant to its Bylaws or any contract and to the benefits of any letter of credit, insurance policy, or other arrangement maintained by the Company providing coverage with respect to acts or omissions of Directors of the Company or benefits with respect to the payment by or on behalf of the Company of such indemnification and reimbursement.

5.   TERM OF PLAN.

     The Plan, as amended, shall become effective on June 11, 1996, the date of its adoption by the Board, and shall continue in effect until all Options granted hereunder have expired or been exercised, unless sooner terminated under the provisions relating thereto. No Option shall be granted after October 8, 2002.

6.   TERMS OF OPTION AGREEMENT.

     Upon the grant of each Option, the Company and the Eligible Employee shall enter into an Option Agreement which shall specify the date of grant and the purchase price, and shall include or incorporate by reference the substance of all of the following provisions and any other provisions consistent with the Plan as the Committee determines.

     6.1  TERM.  The term of each Option granted under the Plan shall be five
(5) years from the date of its grant, subject to earlier termination in accordance with the Plan.

     6.2 EXERCISE SCHEDULE. Any Option granted hereunder shall become exercisable with respect to the Shares covered thereby at such time or times and for the number of Shares as may be determined at the time of grant by the Committee. The Committee shall have the authority to amend the provisions thereof at any time for the purpose of accelerating the date or dates on which such Option may be exercised.

     6.3 PURCHASE PRICE. The purchase price of the Shares subject to each Option shall be the Initial Grant Price or the Fair Market Value thereof on the date the Option is granted, whichever is applicable; provided, however, no Option may be granted under the Plan to any person who, immediately after such Option is granted, owns (as defined in Section 422 of the Code) more than ten (10%) percent of the total voting power of the Shares of the Company or stock of any Subsidiary, unless the purchase price is at least 110% of the Initial Grant Price or Fair Market Value at the time the Option is granted, whichever is applicable.

     6.4 PAYMENT OF PURCHASE PRICE. The purchase price of Shares acquired pursuant to an Option shall be paid in full when the Option is exercised in cash or by delivery of any property other than cash (including Shares or other securities of the Company, so long as such property constitutes valid consideration for the Shares purchased under applicable law and is surrendered in good form for transfer, or by some combination of cash and such other property); provided, however, that the purchase price may not be paid by the delivery of Shares more frequently than once every six (6) months. Provided further, that the Committee shall specifically have the authority to require (at any time) that payment in full for Shares being purchased pursuant to exercise of an Option be made in cash.

     6.5 TRANSFERABILITY. No Option is transferable by an Eligible Employee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by an Eligible Employee does not constitute a transfer.

     6.6 TERMINATION OF EMPLOYMENT WITH THE COMPANY. If an Eligible Employee's employment with the Company or a Subsidiary terminates for any reason, including disability (as determined by the Board in its sole determination), except by reason of death or for cause, an Option held at the date of termination (but only to the extent exercisable at the time of termination in accordance with
Section 6.2 hereof) may be exercised in whole or in part at any time within ninety (90) days after the date of termination (but in no event after the term of the Option expires) and shall thereafter automatically terminate.

          (a) In the case of an Eligible Employee's death, an Option held at the date of termination (to the extent exercisable in accordance with Section
6.2 hereof) may be exercised in whole or in part at any time within one year after the date of termination (but in no event after the term of the Option expires) and shall thereafter automatically terminate.

          (b) In the case of an Eligible Employee's termination for Cause (as such may be defined by the Board of Directors), any Options held by such Employee will terminate immediately.

     6.7 SIX-MONTH HOLDING PERIOD. In the case of Executive Officers of the Company, at least six months must elapse from the date of acquisition of the Option by the Eligible Employee to the date of disposition of the Option (other than upon exercise or conversion) or its underlying Shares.

7.   USE OF PROCEEDS.

     Proceeds from the sale of Shares pursuant to the Plan shall be used by the Company for general corporate purposes.

8.   EXERCISE OF OPTIONS.

     8.1 PROCEDURE FOR EXERCISE. Any Option granted hereunder shall be exercisable, in whole or in part, at any time after becoming exercisable in accordance with Section 6.2 hereof, but not later than the date the Option expires.

     The minimum number of Shares with respect to which an Option may be exercised at any one time shall be one hundred (100) Shares, unless the number purchased is the total number at the time available for purchase under the Option. An Option may not be exercised for a fractional Share. No Option may be exercised after the expiration of its term as specified in Section 6.1.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option, and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Until the issuance of the stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Option Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificates are issued, except as provided in Section 9 of the Plan.

     8.2 EXERCISE FOLLOWING DEATH. In the case of the Optionee's death, exercise shall be in accordance with Section 6.6 hereof by the person or persons (including his estate) to whom his rights under the Option have passed by will or by laws of descent and distribution.

9.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

     Any change in the number of outstanding Shares of the Company occurring through stock splits, combination of Shares, recapitalization, or dividends consisting of Shares after the adoption of the Plan shall be appropriately reflected in an increase or decrease in the aggregate number of Shares then available for the grant of Options under the Plan, or to become available through the termination, surrender, or lapse of Options previously granted; and appropriate adjustments shall be made in the per Share Option price or number of Shares subject to the Option as to any outstanding Options. No fractional Shares shall become available for Options as a result of such adjustments. Similar adjustments shall be made in the event of distribution of other securities or other consideration in respect of outstanding Shares or in the event of a Corporate Transaction or any other change in the corporate structure, if and to the extent that the Committee deems such adjustments appropriate to maintain the interest of the Optionee (or the Optionee's successor) as it existed before the occurrence of the event.

10.  TIME OF GRANTING OPTIONS.

     The date of grant for any Option under this Plan shall be the date upon which the Committee determines that an Option has been granted to an Eligible Employee as provided in Section 4.2. No Option shall be granted after expiration of the term of this Plan.

11.  APPROVAL, AMENDMENT, AND TERMINATION OF THE PLAN.

     11.1 APPROVAL. This Plan has been adopted by the Board, and shall be presented to the shareholders of the Company for their approval by vote of a majority of the shareholders present or represented at a meeting duly held, such approval to be given within twelve (12) months following the date of adoption hereof. Options may be granted prior to such approval, but they shall be contingent upon such approval being obtained and may not be exercised prior to such approval.

     11.2 AMENDMENT. The Board, without further approval of the shareholders, may amend this Plan at any time in any respect as the Board deems advisable, subject to any required stockholder or regulatory approval and to any conditions established by the terms of such amendment, provided that in no event shall the Plan be amended more than once every six (6) months other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules promulgated by the Securities and Exchange Commission.

     11.3 TERMINATION AND SUSPENSION. The Board, without further approval of the shareholders, may at any time terminate or suspend this Plan. Any such termination or suspension of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been terminated or suspended. No Option may be granted while the Plan is suspended or after it is terminated.

     Rights and obligations under any Option granted while this Plan is in effect shall not be altered or impaired by suspension or termination of this Plan, except with the consent of the person to whom the Option was granted.

12.  CONDITIONS UPON ISSUANCE OF SHARES.

     Shares shall not be issued with respect to any Option granted under this Plan unless the exercise of the Option and the issuance and delivery of such Shares pursuant thereto comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed.
The issuance of Shares is also subject to the approval of counsel of the Company with respect to such compliance.

13.  SHAREHOLDER STATUS.

     No person shall have any rights as a shareholder by virtue of the grant of an Option under the Plan except with respect to Shares actually issued or delivered to that person.

14.  NONUNIFORM DETERMINATION PERMISSIBLE.

     The Committee's determinations under the Plan, including, without limitation, determinations as to the terms and provisions of Options, and the written instruments evidencing Options, need not be uniform as among persons similarly situated and may be made selectively among Eligible Employees.

15.  TAXES.

     The Company shall be entitled to withhold the amount of any withholding tax payable with respect to any Options and Shares deliverable upon exercise thereof and to sell such number of Shares as may be necessary to produce the amount so required to be withheld, unless the recipient supplies to the Company cash in the amount requested by the Company for the purpose. The person entitled to receive Shares pursuant to an Option will be given notice as far in advance as practicable to permit such cash payment to be made to the Company. The Company may, in lieu of sale of Shares, defer making delivery of Shares until indemnified to its satisfaction with respect to any such withholding tax.

16.  TENURE.

     An Eligible Employee's right, if any, to continue in the employ of the Company or a Subsidiary shall not be affected by the fact that the Eligible Employee is a participant under the Plan; and the Company or Subsidiary shall retain the right to terminate his or her employment without regard to the effect such termination may have on any rights he or she may have under the Plan.

17.  OTHER ACTIONS.

     Nothing in the Plan shall be construed to limit the authority of the Company to exercise all of its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association, or other entity, or to grant options to, or assume options of, any person in connection with the acquisition by purchase, lease, merger, consolidation, or otherwise of all or any part of the business or assets of any person, firm, corporation, association, or other entity.

18.  MISCELLANEOUS.

     With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Plan Administrators fails to so comply, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan Administrators.


PROXY                                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John S. Rendall, W. Jack Butler or Herbert M. Campbell II as Proxies, each with SOLV-EX
CORPORATION 500 MARQUETTE N.W., SUITE 300, ALBUQUERQUE, NEW MEXICO 87102 the power to appoint his substitute, and hereby authorizes them to vote, as designated below, all of the shares Common Stock of Solv-Ex Corporation held of record by the undersigned on
November 8, 1996, at the Annual Meeting of Shareholders to be held on December 13, 1996 or at any adjournment thereof.


1.   ELECTION OF DIRECTORS              FOR all nominees listed below                          WITHHOLD AUTHORITY
                                   (EXCEPT AS MARKED TO THE CONTRARY BELOW)  / /     to vote for all nominees listed below  / /

       (INSTRUCTION) TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE BOX NEXT TO THE NOMINEE'S NAME BELOW.)
       ----------------------------------------------------------------------------------------------------------------------

                    / / J.S. Rendall         / / W.J. Butler          / / H.M. Campbell II     / / J.E. Czaja

                    / / M.N. Anderson        / / T. Macdonald         / / J.D. Heldman         / / M.E. Davey

2.   FOR approval of the amendments to the Company's Incentive Stock Option Plan.

3.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                               (OVER)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES.

     PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.  WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.  WHEN SIGNING AS ATTORNEY,
AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.  IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE
NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER.  IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.




                                                                           ---------------------------------------------------------
                                                                           Signature
---------------------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THE                                     ---------------------------------------------------------
PROXY                                                                      Signature if held jointly
---------------------------------------------------------
                                                                           Dated                                               ,1996
                                                                                -----------------------------------------------


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